EXHIBIT 99
Form 4 — Joint Filer Information

Name:	Frost Gamma Investments Trust

Address:	4400 Biscayne Boulevard, 15th Floor
Miami, Florida 33137

Designated Filer:	Phillip Frost, M.D.

Issuer & Ticker Symbol:	Getting Ready Corporation (GTRY)

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):	September 25, 2008

If Amendment, Date Original
Filed (Month/Day/Year):	Not Applicable

Relationship of Reporting Person
to Issuer:	10% Owner

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	/s/ Phillip Frost, M.D., Trustee

Phillip Frost, M.D., Trustee